Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces First Quarter 2019 Operating Results
Portfolio Continues to Perform
Effective Execution of Capital Allocation Strategy

Phoenix, AZ, May 8, 2019 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending March 31, 2019.

The financial results below reflect continuing operations only.

First Quarter 2019 Financial and Operating Highlights

•	Net income of $71.0 million and net income per diluted share of $0.05

•	Achieved $0.18 AFFO per diluted share

•	Completed $80.7 million of acquisitions and $70.5 million of dispositions in the first quarter of 2019 and $125.0 million and $243.5 million year-to-date

•	Repaid $750.0 million principal outstanding related to the 2019 corporate bonds utilizing the remainder of the $900.0 million unsecured term loan facility

•	Total debt went from $6.09 billion to $6.02 billion; Net Debt from $6.09 billion to $6.05 billion, or 39.3% Net Debt to Gross Real Estate Investments

•	Net Debt to Normalized EBITDA ended at 5.7x

•	Issued 5.0 million shares year-to-date at a weighted average price of $8.42 for gross proceeds of $42.5 million under its “at the market” equity offering program

•	Formed an institutional partnership including six VEREIT industrial assets totaling approximately $407.0 million expected to close by the end of May

First Quarter 2019 Financial Results

Rental Revenue
Rental Revenue for the quarter ended March 31, 2019 increased $1.7 million to $316.8 million as compared to revenue of $315.1 million for the same quarter in 2018.

Net Income and Net Income Attributable to Common Stockholders per Diluted Share
Net income for the quarter ended March 31, 2019 increased $42.0 million to $71.0 million as compared to net income of $29.0 million for the same quarter in 2018, and net income per diluted share increased $0.04 to $0.05 for the quarter ended March 31, 2019, as compared to net income per diluted share of $0.01 for the same quarter in 2018.

Normalized EBITDA
Normalized EBITDA for the quarter ended March 31, 2019 increased $1.5 million to $263.9 million as compared to Normalized EBITDA of $262.4 million for the same quarter in 2018.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended March 31, 2019 increased $25.6 million to $190.3 million, as compared to $164.7 million for the same quarter in 2018, and FFO per diluted share increased $0.02 to $0.19 for the quarter ended March 31, 2019, as compared to FFO per diluted share of $0.17 for the same quarter in 2018.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended March 31, 2019 decreased $2.5 million to $178.4 million, as compared to $180.9 million for the same quarter in 2018, and AFFO per diluted share remained constant at $0.18 for the quarter ended March 31, 2019, as compared to the same quarter in 2018.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “Our portfolio continues to perform and our team is executing well in the capital markets. Focus on capital allocation is highlighted year-to-date by the sale of the El Segundo office property at an exceptional price, issuing equity at an advantageous spread from the buyback last year and using internal equity to seed an institutional partnership providing lower cost capital in a business growth format.”

Common Stock Dividend Information
On May 6, 2019, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the second quarter of 2019, representing an annual distribution rate of $0.55 per share. The dividend will be paid on July 15, 2019 to common stockholders of record as of June 28, 2019.

Balance Sheet and Liquidity
As of the end of the quarter, the Company utilized $195.0 million of its revolving line of credit, leaving $1.8 billion of capacity available as of March 31, 2019 on the Company’s $2.0 billion revolving line of credit. The Company also had drawn $900.0 million on its term loan, which included the use of $750.0 million to repay the principal outstanding related to the 2019 corporate bonds. The Company entered into interest rate swap agreements with an aggregate $900.0 million notional amount fixing the interest rate at 3.84%. In addition, secured debt was reduced by $2.4 million in the first quarter.

Capital Market Activity
During the quarter and through April 30, 2019, the Company issued 5.0 million shares at a weighted average price of $8.42 for gross proceeds of $42.5 million under its “at the market” equity offering program.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended March 31, 2019 are as follows: Net Debt to Normalized EBITDA of 5.7x, Fixed Charge Coverage Ratio of 3.0x, Unencumbered Asset Ratio of 75.1%, Net Debt to Gross Real Estate Investments of 39.3%, Weighted Average Debt Term of 4.5 years and 96.6% Fixed Rate Debt.

Litigation Settlements
On February 5, 2019, the Company entered into a series of agreements to settle claims with shareholders who decided not to participate as class members in the SDNY Consolidated Class Action for approximately $15.7 million, which was accrued in the fourth quarter of 2018. Further, between March 31 and April 5, 2019, the Company entered into a series of agreements to settle claims with additional shareholders who decided not to participate as class members in the SDNY Consolidated Class Action for approximately $12.2 million, which was accrued in the first quarter of 2019. In total, the Company has now settled claims of shareholders who held shares of common stock and swaps referencing common stock representing approximately 35.3% of VEREIT’s outstanding shares of common stock held at the end of the period covered by the various pending shareholder actions for approximately $245.4 million. The Company retains the right to pursue any and all claims against the other defendants in the litigations and/or third parties, including claims for contribution for amounts paid in the settlements.

Insurance Settlement
On January 23, 2019, the Company signed a settlement and release agreement with certain insurance carriers and subsequently received $48.4 million of insurance recoveries.

Real Estate Portfolio
As of March 31, 2019, the Company’s portfolio consisted of 3,980 properties with total portfolio occupancy of 98.9%, investment grade tenancy of 41.3% and a weighted-average remaining lease term of 8.7 years. During the quarter ended March 31, 2019, same-store rents (3,917 properties) increased 0.9% as compared to the same quarter in 2018.

Property Acquisitions
During the first quarter of 2019, the Company acquired eight properties for approximately $80.7 million at an average cash cap rate of 6.8%. In addition, the Company invested $4.5 million in one build-to-suit project. As of March 31, 2019, build-to-suit programs included one property with an investment to date of $7.5 million and remaining estimated investment of $20.3 million.

Property Dispositions
During the quarter ended March 31, 2019, the Company disposed of 22 properties for an aggregate sales price of $62.1 million. Of this amount, $58.8 million was used in the total weighted average cash cap rate calculation of 6.9%, including $25.2 million in net sales of Red Lobster restaurants. The gain on first quarter sales was approximately $10.8 million. In addition, the Company sold certain legacy mortgage related investments during the quarter for an aggregate sales price of $8.3 million.

2019 Guidance
The Company reaffirms its 2019 AFFO per diluted share to be in a range between $0.68 and $0.70 (see reconciliation to net income per share at the end of this release).

Institutional Industrial Partnership
Subsequent to the quarter, the Company has formed an institutional partnership with the objective of creating an increasing, long term asset base of investment grade tenants in the U.S. industrial market. The partnership is expected to close by the end of May, in a traditional 80/20 structure, and will initially include six VEREIT assets totaling approximately $407 million at a cap rate just under 6.0%.

Subsequent Events

Property Acquisitions
From April 1, 2019 through May 1, 2019, the Company acquired three properties for approximately $44.2 million. Acquisitions year-to-date through May 1, 2019, totaled $125.0 million.

Property Dispositions
From April 1, 2019 through May 1, 2019, the Company disposed of 14 properties for an aggregate sales price of $173.0 million. Dispositions year-to-date through May 1, 2019, totaled $235.2 million. In addition, the Company sold certain legacy mortgage related investments for an aggregate sales price of $8.3 million.

Audio Webcast Details

The live audio webcast, beginning at 1:30 p.m. ET on Wednesday, May 8, 2019, is available by accessing this link:
http://ir.vereit.com/. Participants should log in 10-15 minutes early.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has total real estate investments of $15.6 billion including approximately 4,000 properties and 94.7 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about VEREIT can be found though social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, SVP, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Principal Outstanding and Adjusted Principal Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to pages 7 through 14 for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
We determined that adjusted funds from operations (“AFFO”), a non-GAAP measure, and our real estate portfolio and economic metrics should exclude the impact of properties owned by the Company for the month beginning with the date that (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation ("Excluded Properties") and ending with the disposition date, to better reflect our ongoing operations. During the three months ended and at March 31, 2018, the Excluded Property was one vacant industrial property, comprising 307,725 square feet with Principal Outstanding of $16.2 million. At December 31, 2018, and March 31, 2019 there were no Excluded Properties.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP, adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculated FFO in accordance with Nareit's definition described above.
In addition to FFO, we use adjusted funds from operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, insurance recoveries, net of litigation and non-routine costs, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable, legal settlements and insurance recoveries not in the ordinary course of business, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"). Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, insurance recoveries, net of litigation and non-routine costs, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable, legal settlements and insurance recoveries not in the ordinary course of business, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDA, EBITDAre, and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses EBITDA, EBITDAre, and Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding and Adjusted Principal Outstanding are non-GAAP measures that represent the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.

Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, including net investments in unconsolidated entities and equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Forward-Looking Statements
Information set forth herein contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations and projections regarding future events and plans, VEREIT's future financial condition, results of operations and business including the performance of its portfolio, its access to the capital markets, and its focus on and execution of its capital allocation strategy including the formation and anticipated closing of an institutional partnership. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,”“goals,”“projects,”“intends,”“plans,”“believes,” “seeks,” “estimates,” "may," "will," "should," "could," "continues," variations of such words and similar expressions identify forward- looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in or implied by the forward-looking statements.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to meet its 2019 guidance; VEREIT’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to VEREIT's properties; the impact of impairment charges in respect of certain of VEREIT's properties, goodwill and intangible assets and other assets; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and VEREIT’s management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties; the inability to acquire, dispose of, or lease properties on advantageous terms; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of VEREIT's tenants; risks associated with pending government investigations and litigations related to VEREIT's previously disclosed audit committee investigation, including the expense of such investigations and litigation and any additional potential payments upon resolution; risks associated with VEREIT’s substantial indebtedness, including that such indebtedness may affect VEREIT’s ability to pay dividends and the terms and restrictions within the agreements governing VEREIT’s indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	March 31, 2019	December 31, 2018
ASSETS
Real estate investments, at cost:
Land	$2,824,666	$2,843,212
Buildings, fixtures and improvements	10,741,995	10,749,228
Intangible lease assets	2,003,825	2,012,399
Total real estate investments, at cost	15,570,486	15,604,839
Less: accumulated depreciation and amortization	3,544,252	3,436,772
Total real estate investments, net	12,026,234	12,168,067
Operating lease right-of-use assets	224,859	—
Investment in unconsolidated entities	35,790	35,289
Cash and cash equivalents	12,788	30,758
Restricted cash	18,517	22,905
Rent and tenant receivables and other assets, net	361,641	366,092
Goodwill	1,337,773	1,337,773
Real estate assets held for sale, net	36,022	2,609
Total assets	$14,053,624	$13,963,493

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,918,826	$1,922,657
Corporate bonds, net	2,619,956	3,368,609
Convertible debt, net	395,823	394,883
Credit facility, net	1,089,725	401,773
Below-market lease liabilities, net	166,708	173,479
Accounts payable and accrued expenses	141,126	145,611
Deferred rent and other liabilities	70,220	69,714
Distributions payable	190,246	186,623
Operating lease liabilities	228,120	—
Total liabilities	6,820,750	6,663,349
Series F preferred stock	429	428
Common stock	9,716	9,675
Additional paid-in capital	12,645,148	12,615,472
Accumulated other comprehensive loss	(12,202)	(1,280)
Accumulated deficit	(5,550,574)	(5,467,236)
Total stockholders’ equity	7,092,517	7,157,059
Non-controlling interests	140,357	143,085
Total equity	7,232,874	7,300,144
Total liabilities and equity	$14,053,624	$13,963,493

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended March 31,
	2019	2018
Rental revenue	$316,843	$315,074
Operating expenses:
Acquisition-related	985	777
Insurance recoveries, net of litigation and non-routine costs	(21,492)	21,740
Property operating	32,378	30,565
General and administrative	14,846	15,240
Depreciation and amortization	136,555	166,152
Impairments	11,988	6,036
Restructuring	9,076	—
Total operating expenses	184,336	240,510
Other (expense) income:
Interest expense	(71,254)	(70,425)
Other (loss) income, net	(402)	7,709
Equity in income and gain on disposition of unconsolidated entities	500	1,065
Gain on disposition of real estate and real estate assets held for sale, net	10,831	17,335
Total other expenses, net	(60,325)	(44,316)
Income before taxes	72,182	30,248
Provision for income taxes from continuing operations	(1,211)	(1,212)
Income from continuing operations	70,971	29,036
Income from discontinued operations, net of tax	—	3,501
Net income	70,971	32,537
Net (income) attributable to non-controlling interests	(1,667)	(742)
Net income attributable to the General Partner	$69,304	$31,795

Basic and diluted net income per share from continuing operations attributable to common stockholders	$0.05	$0.01
Basic and diluted net income per share from discontinued operations attributable to common stockholders	—	0.00
Basic and diluted net income per share attributable to common stockholders	$0.05	$0.01
Distributions declared per common share	$0.1375	$0.1375

VEREIT, INC.
EBITDA, EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended March 31,
	2019	2018
Net income	$70,971	$32,537
Adjustments:
Interest expense	71,254	70,425
Depreciation and amortization of real estate assets	136,555	166,152
Provision for income taxes	1,211	(883)
Proportionate share of adjustments for unconsolidated entities	288	619
EBITDA	$280,279	$268,850
Gain on disposition of real estate assets, including joint ventures, net	(10,831)	(18,036)
Impairments of real estate	11,988	6,036
EBITDAre	$281,436	$256,850
Loss on disposition of discontinued operations	—	2,009
Acquisition-related expenses	985	777
(Insurance recoveries), net of litigation and non-routine costs	(21,492)	21,086
Gain on investments	470	(5,638)
Loss (gain) on derivative instruments, net	34	(273)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	731	1,487
Net direct financing lease adjustments	409	539
Straight-line rent, net of bad debt expense related to straight-line rent	(7,412)	(11,260)
Restructuring expenses	9,076	—
Other adjustments, net	(113)	(488)
Proportionate share of adjustments for unconsolidated entities	(188)	(6)
Adjustment for Excluded Properties	—	40
Normalized EBITDA	$263,936	$265,123
Normalized EBITDA from continuing operations	$263,936	$262,362
Normalized EBITDA from discontinued operations	$—	$2,761

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended March 31,
	2019	2018
Net income	$70,971	$32,537
Dividends on non-convertible preferred stock	(17,973)	(17,973)
Gain on disposition of real estate assets, including joint ventures, net	(10,831)	(18,036)
Depreciation and amortization of real estate assets	135,861	165,182
Impairment of real estate	11,988	6,036
Proportionate share of adjustments for unconsolidated entities	288	446
FFO attributable to common stockholders and limited partners	$190,304	$168,192
FFO attributable to common stockholders and limited partners from continuing operations	190,304	164,691
FFO attributable to common stockholders and limited partners from discontinued operations	—	3,501

Weighted-average shares outstanding - basic	968,460,296	972,663,193
Limited Partner OP Units and effect of dilutive securities	24,838,018	24,110,249
Weighted-average shares outstanding - diluted	993,298,314	996,773,442

FFO attributable to common stockholders and limited partners per diluted share	$0.192	$0.169
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.192	$0.165
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$—	$0.004

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended March 31,
	2019	2018
FFO attributable to common stockholders and limited partners	$190,304	$168,192

Acquisition-related expenses	985	777
(Insurance recoveries), net of litigation and non-routine costs	(21,492)	21,086
Loss on disposition of discontinued operations	—	2,009
Gain on investments	470	(5,638)
Loss (gain) on derivative instruments, net	34	(273)
Amortization of premiums and discounts on debt and investments, net	(1,264)	(606)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	731	1,487
Net direct financing lease adjustments	409	539
Amortization and write-off of deferred financing costs	3,494	5,875
Deferred and other tax expense	—	(1,855)
Straight-line rent, net of bad debt expense related to straight-line rent	(7,412)	(11,260)
Equity-based compensation	2,687	2,774
Restructuring expenses	9,076	—
Other adjustments, net	569	514
Proportionate share of adjustments for unconsolidated entities	(188)	12
Adjustment for Excluded Properties	—	423
AFFO attributable to common stockholders and limited partners	$178,403	$184,056
AFFO attributable to common stockholders and limited partners from continuing operations	178,403	180,854
AFFO attributable to common stockholders and limited partners from discontinued operations	—	3,202

Weighted-average shares outstanding - basic	968,460,296	972,663,193
Limited Partner OP Units and effect of dilutive securities	24,838,018	24,110,249
Weighted-average shares outstanding - diluted	993,298,314	996,773,442

AFFO attributable to common stockholders and limited partners per diluted share	$0.180	$0.185
AFFO attributable to common stockholder and limited partners from continuing operations per diluted share	$0.180	$0.182
AFFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$—	$0.003

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
March 31, 2019
Interest expense - as reported	$(71,254)
Less Adjustments:
Amortization of deferred financing costs and other non-cash charges	(3,546)
Amortization of net premiums	1,328
Interest Expense, Excluding Non-Cash Amortization	$(69,036)

	Three Months Ended
	March 31, 2019
Interest Expense, Excluding Non-Cash Amortization	$69,036
Secured debt principal amortization	2,430
Dividends attributable to preferred shares	17,973
Total fixed charges	89,439
Normalized EBITDA	263,936
Fixed Charge Coverage Ratio	2.95	x

	March 31, 2019	December 31, 2018
Mortgage notes payable, net	$1,918,826	$1,922,657
Corporate bonds, net	2,619,956	3,368,609
Convertible debt, net	395,823	394,883
Credit facility, net	1,089,725	401,773
Total debt - as reported	6,024,330	6,087,922
Adjustments:
Deferred financing costs, net	44,602	42,763
Net premiums	(6,726)	(8,053)
Principal Outstanding	6,062,206	6,122,632
Principal Outstanding - Excluded Properties	—	—
Adjusted Principal Outstanding	$6,062,206	$6,122,632

Adjusted Principal Outstanding	$6,062,206	$6,122,632
Less: cash and cash equivalents	12,788	30,758
Net Debt	$6,049,418	$6,091,874

March 31, 2019
Total real estate investments, at cost - as reported	$15,570,486
Adjustments:
Investment in unconsolidated entities	35,790
Investment in Cole REITs	7,552
Gross assets held for sale	45,064
Investment in direct financing leases, net	10,735
Mortgage notes receivable, net	1,713
Gross below market leases	(259,976)
Gross Real Estate Investments	$15,411,364

	March 31, 2019
Net Debt	$6,049,418
Normalized EBITDA annualized	1,055,744
Net Debt to Normalized EBITDA Annualized Ratio	5.73	x

Net Debt	$6,049,418
Gross Real Estate Investments	15,411,364
Net Debt Leverage Ratio	39.3%

Unencumbered Gross Real Estate Investments	$11,577,487
Gross Real Estate Investments	15,411,364
Unencumbered asset ratio	75.1%

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2019 GUIDANCE
(Unaudited)

The Company expects its 2019 AFFO per diluted share to be in a range between $0.68 and $0.70. This guidance assumes acquisitions totaling $250 million to $500 million at an average cash cap rate of 6.5% to 7.5%, dispositions totaling $350 million to $500 million within the same cap rate range, along with the anticipated closing of a $407 million industrial partnership. Guidance also assumes real estate operations with average occupancy above 98.0%, same-store rental growth in a range of 0.3% to 1.0% and Net Debt to Normalized EBITDA between 5.7x and 6.0x. The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	High
Diluted net income per share attributable to common stockholders and limited partners (1) (2)	$0.14	$0.16
Gain on disposition of real estate assets, net (2)	(0.01)	(0.01)
Depreciation and amortization of real estate assets (2)	0.48	0.48
Impairment of real estate (2)	0.01	0.01
FFO attributable to common stockholders and limited partners per diluted share	0.62	0.64
Adjustments (3)	0.06	0.06
AFFO attributable to common stockholders and limited partners per diluted share	$0.68	$0.70
_____________________________________
(1) Includes impact of dividends to be paid to preferred shareholders.
(2) Includes actual amounts for the three months ended March 31, 2019.
(3) Includes (i) non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net of insurance recoveries, restructuring expenses, legal settlements and insurance recoveries not in the ordinary course of business, and (ii) certain non-cash items such as straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities.